Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Integrated Inpatient Solutions, Inc. on Form S-1 (File No. 333-191564) of our report dated April 15, 2015 with respect to the financial statements for the years ended December 31, 2014 (consolidated) and 2013 of Integrated Inpatient Solutions, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2014.

Liggett, Vogt & Webb, P.A.

LIGGETT, VOGT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

April 15, 2015